           As filed with the Securities and Exchange Commission on
                              December 28, 1994.

                        Registration Statement No. 33-

      -----------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          __________________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          __________________________


                           RUBBERMAID INCORPORATED
            (Exact name of registrant as specified in its charter)

                                     OHIO
        (State or other jurisdiction of incorporation or organization)

                                  34-0628700
                     (I.R.S. employer identification no.)

                  1147 AKRON ROAD, WOOSTER, OHIO 44691-6000
                   (Address of principal executive offices)


    THE RUBBERMAID INCORPORATED ASSOCIATES' PROFIT SHARING RETIREMENT PLAN
                           (Full title of the plan)

                           ________________________


                               James A. Morgan,
             Senior Vice President, General Counsel and Secretary
                           Rubbermaid Incorporated
                               1147 Akron Road
                          Wooster, Ohio  44691-6000
                                (216) 264-6464


        (Name, address, and telephone number, including area code, of agent for service)

                           ________________________

  Approximate date of offering hereunder: As soon as practicable after the effective date of this Registration Statement.

                           ________________________

                                                 CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------
      Title of                               Proposed Maximum    Proposed Maximum
  Securities to be       Amount to be         Offering Price    Aggregate Offering          Amount of
     Registered           Registered            Per Share              Price             Registration Fee
- ---------------------------------------------------------------------------------------------------------------------
 Common Shares,
 with a par value       250,000 shs. (2)        $28.50 (3)         $7,125,000               $2,456.90
 of $1.00 per
 share (1)
- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

  (1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
       The Common Shares registered hereby include associated rights (the "Rights") to purchase Common Shares.  Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Shares, and will be transferred along with and only with the Common Shares.

  (2)  Maximum number of shares available for purchase under the Plan.

  (3)  The proposed maximum offering price per share and in the aggregate have been estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933, as amended (the
       "1933 Act").  The registration fee is based on the average of the high and low prices reported for Rubbermaid
       Incorporated's Common Shares on the New York Stock Exchange on December 23, 1994 (such average being 28.50 per share).

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS AND CERTAIN INFORMATION BY REFERENCE


              The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (i) the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); (ii) the plan's Form 11-K Report for the twelve-month period ended December 31, 1993 filed with the Commission concurrently with this Form S-8 in accordance with general instruction A.2.(ii) of Form S-8; (iii) all reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in subsection (i) above; and (iv) the description of the registrant's Common Shares set forth in the registrant's Registration Statement on Form 8-A filed with the Commission on July 26, 1986 pursuant to Section 12(g) of the 1934 Act and the description of the Rights contained in the Registrants' amendment to its Registration Statement on Form 8-A filed with the Commission on Form 8 pursuant to Section 12(b) of the 1934 Act, on October 26, 1989.

              All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES


              Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL


              Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


              Section 6 of the registrant's Amended Code of Regulations provides as follows:

                     STANDARD OF CARE AND INDEMNIFICATION

              The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any director, officer, or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, the Articles of Incorporation, or any agreement, vote of shareholders, or of disinterested directors, or otherwise, both as to action in official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of heirs, executors, and administrators of such a person.

              The Corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any person described above against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

              Reference is made to Section 1701.13(E) of the Ohio Revised Code which governs the indemnification of directors, officers and employees of an Ohio Corporation.

              The Corporation also maintains insurance on behalf of each director and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.


ITEM 8.   EXHIBITS


              The Exhibits to the Registration Statement are listed in the
Exhibit Index on page 8 of this Registration Statement.  In accordance with
Item 8(b) of Part II to Form S-8, the undersigned registrant hereby undertakes that the Plan will be submitted to the Internal Revenue Service in a timely manner and undertakes to make all changes required by the Internal Revenue Service in order to maintain the Plan's qualification under Section 401 of the Internal Revenue Code.


ITEM 9.   UNDERTAKINGS


              (a)  The undersigned registrant hereby undertakes:


                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



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
                             (i)  To include any prospectus required by
        Section 10(a)(3) of the 1933 Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             (b)  The undersigned registrant hereby undertakes
that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             (c)  The undersigned registrant hereby undertakes
to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.



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
                             (d)  Insofar as indemnification for liabilities
arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wooster, and State of Ohio, on the 22nd day of December, 1994.

                                        RUBBERMAID INCORPORATED

                                        /s/ James A. Morgan
                                        -----------------------------------
                                        James A. Morgan, Senior Vice
                                        President, General Counsel and
                                        Secretary

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below on this 22nd day of December, 1994 by the following persons in the capacities indicated.

        Signature and Title
        -------------------

/s/ Wolfgang R. Schmitt
- -------------------------------------------
Wolfgang R. Schmitt, President, Chief
Executive Officer, Chairman of the
Board of Directors

/s/ George C. Weigand
- -------------------------------------------
George C. Weigand, Senior Vice President,
Chief Financial Officer

/s/ John L. Theler
- -------------------------------------------
John L. Theler, Vice President,
Corporate Controller


Tom H. Barrett, Director; Charles A. Carroll, Director; Zoe Coulson, Director; Robert O. Ebert, Director; Stanley C. Gault, Director; Robert M. Gerrity, Director; Karen N. Horn, Director; William D. Marohn, Director; Steven A. Minter, Director; Paul G. Schloemer, Director.

By: James A. Morgan
    /s/ James A. Morgan
    ---------------------------------------
    Attorney-in-fact

              Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on December 22, 1994.

                                RUBBERMAID INCORPORATED ASSOCIATES'
                                PROFIT SHARING RETIREMENT PLAN

                                By: /s/ Susan M. Clausen
                                   ---------------------------------
                                Susan M. Clausen
                                ------------------------------------
                                Vice President and Trust Officer,
                                National City Bank, N.A.



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

                        RUBBERMAID INCORPORATED CORPORATION

                               INDEX TO EXHIBITS

Exhibit                   Description      Page No.                                        Sequential
- -------                   -----------      --------
3a, 4a                    Amended Articles of Incorporation                                 N/A
                          of the Registrant, filed as
                          Exhibit 3a, 4a to the Registrant's
                          Annual Report on Form 10-K (File No. 1-4188)
                          for the year ended December 31, 1993,
                          and incorporated herein by reference.

3b, 4b                    Amended Code of Regulations of the                                N/A
                          Registrant filed as Exhibit 3b, 4b to
                          the Registrant's Annual Report on
                          Form 10-K for the year ended
                          December 31, 1993 and incorporated
                          herein by reference.

5(a)                      Opinion of James A. Morgan, Senior
                          Vice President, General Counsel and
                          Secretary of Rubbermaid Incorporated,
                          as to the legality of the Common Shares
                          being registered.

15                        Letter re unaudited financial statements.

23(a)                     Consent of KPMG Peat Marwick, LLP.

23(b)                     Consent of James A. Morgan, Senior                                N/A
                          Vice President, General Counsel and
                          Secretary of Rubbermaid Incorporated,
                          (set forth in their opinion referenced
                          as Exhibit 5(a)).

24                        Powers of Attorney pursuant to which certain
                          Directors have signed this Form S-8
                          Registration Statement.





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